Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES CLOSES ON $300.0 MILLION TERM LOAN

BETHESDA, MD, August 3, 2012 — LaSalle Hotel Properties (NYSE: LHO) today announced that it has closed on its new $300.0 million term loan. The five-year term loan matures on August 2, 2017, including a one-year extension subject to certain conditions. The term loan was swapped to a fixed interest rate for the full five-year term. The term loan’s interest rate will be 2.68 percent when the Company’s leverage ratio (as defined by the term loan) is between 4.0 and 4.75 times.

Citigroup Global Markets Inc. acted as Lead Arranger and Book Running Manager. BBVA Compass and US Bank were Co-Syndication Agents. PNC Bank, N.A. and Wells Fargo Bank were Co-Documentation Agents.

$200.0 million of term loan proceeds were funded at closing. The Company has the flexibility to draw the remaining $100.0 million of proceeds anytime during the next 95 days and expects to draw these funds toward the end of the 95-day period.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns interests in 40 hotels of which 38 are owned 100 percent. The 38 wholly-owned properties are upscale full-service hotels, totaling 10,200 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the timing of the draw of the remaining proceeds from the term loan. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Bruce A. Riggins or Kenneth G. Fuller – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com